EXHIBIT 10.20
NON-COMPETITION, NON-SOLICITATION, CONFIDENTIALITY, AND
ARBITRATION AGREEMENT

Republic Services, Inc. (“Company”), for the benefit of the Company and its Affiliates (defined below), and Brian Del Ghiaccio, Employee ID No. 551099004 (“Executive”) enter into this Non-Competition, Non-Solicitation, Confidentiality, and Arbitration Agreement (“Agreement”), effective February 13, 2024 (“Effective Date”). The Company and Executive are collectively referred to as the “Parties” in this Agreement. The use of the term “Executive” herein is a general reference only and shall not be construed to provide Executive any rights or status as an employee that the individual would not otherwise have absent this Agreement. The Parties agree as follows:

1.    Position of Trust and Confidence. In reliance upon Executive’s promises in this Agreement, the Company agrees that Executive shall be provided employment with the Company in a position of special trust and confidence that involves access to the Company’s Confidential Information (defined below) and relationships that would give Executive an unfair competitive advantage if it were not for Executive’s agreement to comply with the terms of this Agreement. Executive accepts all of the terms and conditions contained in this Agreement in exchange for the Company’s agreement to provide Executive with: the above-described employment, access to the Company’s Confidential Information, eligibility to participate in the Company’s Executive Separation Policy (or any successor or similar policy maintained by the Company for the benefit of similarly situated employees), and/or the Company’s remaining covenants in this Agreement. Executive stipulates that each of the foregoing items is independently sufficient consideration to support this Agreement standing alone.

2.    General Duties. Executive acknowledges that, due to the nature of Executive’s job responsibilities, Executive will be entrusted with significant responsibility for managing, using and otherwise handling Confidential Information and with significant responsibility for managing aspects of the business of the Company and its Affiliates. Accordingly, Executive owes a fiduciary duty of loyalty, fidelity and allegiance to always act in the best interests of the Company and its Affiliates, and to refrain from doing or saying anything to a third party or subordinate that Executive knows, or through the exercise of reasonable care should know, would cause injury to the Company or its Affiliates; provided, however, that the foregoing does not prohibit any conduct that is protected under Section 17 (Protected Conduct). As used in this Agreement, the property and interests of the Company referred to in this Agreement are understood to include the property and interests of the Company’s Affiliates that Executive has involvement with or access to Confidential Information about, in all possible respects (such as, but not limited to, the Affiliates’ Confidential Information, Intellectual Property, customer relationships, employee relationships, and Facilities), irrespective of whether the Affiliates are expressly referred to in the definition, restriction or other provision at issue.

3.    Confidentiality, Intellectual Property Assignment, and Company Property Obligations.

3.1    For purposes of this Agreement, “Confidential Information” means information and compilations of information, in any form (tangible or intangible), related to the Company or an Affiliate that Executive acquires or gains access to as a result of Executive’s employment, if: (a) the Company has not authorized public disclosure of the item, and (b) it is not readily available through proper means to the public or others who are not obligated to keep it confidential and may lawfully use it to the Company’s disadvantage; provided, however, that items of information acquired by Executive prior to and separate from Executive’s association with the Company are not included. The Company’s Confidential Information includes, but is not limited to, non-public records and information maintained internally by the Company or its Affiliates of the following nature: customer lists and private agreements; customer service information; names of customer contacts and the identities of decision-makers; lists, names, analysis and other identifying information regarding specific customer prospects and opportunities; marketing plans and techniques; market planning; development plans; formulas; price data; cost data; price and fee amounts; pricing and billing policies; quoting procedures; forecasts, forecast assumptions and volumes; information regarding the Company’s actual or potential customers, suppliers or other vendors; information about the Company’s routes, territories or target markets; the Company’s internal financial information, including purchasing, internal cost information, information regarding revenue and growth, and information about the profitability of particular operations; internal sales, service and operational manuals, policies and procedures; information regarding the manner and methods of conducting the Company’s business; information about the Company’s future plans, potential acquisition, divestiture and other strategies; information about the Company’s landfill development plans, landfill capacities, special projects and the status of any permitting process or investigation; information the Company is obligated to keep as confidential; and information that would qualify as a trade secret. Private disclosure of Confidential Information to another party by the Company or its Affiliates for business purposes will not cause it to lose its protected status under this Agreement, and Confidential Information in the form of a confidential compilation created or customized by the Company or its Affiliates will remain protected because of the compilation’s unique and special value as a compilation even though individual items of information in it may not otherwise qualify as confidential.

3.2    As a direct consequence of Executive’s access to Confidential Information, Executive agrees to the following restrictions and further agrees that such restrictions are reasonable:

(a)    For the period of time that the information qualifies as Confidential Information under this Agreement, Executive will take reasonable measures to preserve the confidentiality of the information and comply with Company policies regarding confidentiality, and shall not engage in any use, copying, transfer, sale or disclosure of

Confidential Information that is not authorized as part of Executive’s job duties for the Company, without first obtaining the written consent of a duly authorized officer of the Company. The purpose of the foregoing restriction is the protection of the Company’s Confidential Information, and it shall not be construed or applied broadly as a general restraint of trade or covenant not to compete. The foregoing supplements, and shall not be construed to reduce or eliminate, any rights and remedies the Company would have absent this Agreement with respect to the protection of its trade secrets under applicable law.

(b)    During Executive’s employment with the Company, Executive agrees not to use or disclose any previously obtained trade secret, proprietary or confidential information that Executive received from a prior employer or another third party, if Executive has any such information.

(c)    If Executive is served with a subpoena, court order, or similar legal document requiring the disclosure of Confidential Information, Executive will provide the Company as much notice as is possible (presumably seven (7) business days or more) through written notification to the Chief Legal Officer, Republic Services Legal Department, at the then-current Corporate address, so that the Company may take permissible steps to protect the Confidential Information. This notice must be provided unless such notice is prohibited by law or court order; provided, however, that nothing herein prohibits conduct that is protected under Section 17 (Protected Conduct).

        3.3    Executive will provide the Company with prompt written notice of Intellectual Property conceived, created or developed during employment with the Company. “Intellectual Property” refers to any and all inventions, patents, business methods or processes, designs, discoveries, innovations, ideas, know-how, improvements, trademarks, works of authorship, source code, computer programs, mask works, domain names, writings, drawings, and designs, and all other forms of intellectual property (or proprietary works) that can be owned or subject to legal control, whether subject to copyright registration or not, whether patentable or not, whether reduced to tangible form or not, and whether made by Executive alone or jointly with others. Executive agrees to and does hereby fully and finally grant and assign to the Company (or its designee) all of Executive’s rights, title and interest, present and future, in and to Intellectual Property conceived, created, discovered, or developed by Executive during employment or any other relationship (e.g., independent contractor or otherwise) with the Company or its Affiliates, whether conceived, created, discovered, developed or improved upon, alone or with others, during regular working hours or outside of them. However, nothing in this Agreement shall create or require the assignment of an invention for which no equipment, supplies, facility or trade secret information of the Company or its Affiliates were used and which was developed entirely on Executive’s own time, unless: (a) the invention relates directly to the business of the Company or its Affiliates or to either of their actual or demonstrably anticipated research or development; or (b) the invention results from any work performed by Executive for the Company or its Affiliates. All of Executive’s work product related to the Company’s business shall to the fullest extent permitted by law be considered the property of the Company as “works made for hire” under the U.S. Copyright Act and comparable laws of other countries, and nothing herein shall be construed to limit or diminish any rights or interests the Company would have in such works made for hire absent this Agreement. Nothing in this Agreement shall be construed to grant Executive any rights in or to the Intellectual Property of the Company or an Affiliate. Executive will keep and maintain adequate and current written records of all Intellectual Property developed by Executive (solely or jointly with others) during Executive’s employment with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, and any other format. The records will be available to and remain the sole property of the Company at all times. Executive agrees not to remove such records from the Company except as expressly permitted by Company policy which may, from time to time, be revised at the sole discretion of the Company. Any Intellectual Property related to the Company’s business (existing or under demonstrably anticipated research or development) that Executive claims to retain rights in because it was conceived, created or discovered prior to employment with the Company (“Prior Works”) have been identified below, and if there are no such Prior Works identified it is because Executive agrees there are none.

Intellectual Property related to the Company’s business (existing or under demonstrably anticipated research or development) that Executive claims to retain rights in because it was conceived, created or discovered by Executive prior to employment with the Company (“Prior Works”) is listed below. Leave the section below blank if no Prior Works are claimed.

Prior Works list:
__________________________________________________________________________________.
__________________________________________________________________________________.
__________________________________________________________________________________.
__________________________________________________________________________________.

If additional pages are needed, attach them and identify the number of pages attached here: ________.

    3.4     Executive agrees to handle all the Company’s property in accordance with Company policy. Executive’s authorization to access the Company’s computer systems is limited and use of such systems to compete or prepare to compete is unauthorized access that is strictly prohibited. All documents and records received or created by Executive in the course of employment related to the Company’s business are the property of the Company. When Executive’s employment with the Company ends, or at the earlier request of the Company, Executive agrees to immediately return to the Company all Company property in Executive’s possession, custody or control, including anything containing

Confidential Information, such as: documents, emails, contact lists, papers, files, records, reports, binders, notebooks, books, notes, calendars, plans, drawings, maps, specifications, blueprints, studies, photographs, video recordings, audio recordings, computers, tablets, smartphones, mobile telephones, drives, discs, and any other devices used to store electronic data whether made by Executive or which came into Executive’s possession concerning the business or affairs of the Company, including any and all electronic copies and/or hard-copies. Nothing herein prohibits Executive’s retention of paystubs and other records provided to Executive by the Company regarding his or her compensation and benefits. Upon the Company’s request, Executive agrees to immediately provide the Company with a written affidavit confirming that Executive has returned all Company property (including Confidential Information); provide all passcodes and passwords for Company devices or accounts used by Executive; provide for inspection any electronic storage devices Executive used to conduct business for the Company; and cooperate in providing the Company a means through which it can promptly and independently verify (including by forensic analysis, if necessary) that all Company property has been removed from electronic storage devices, cloud-based storage, and accounts in Executive’s possession or control. If Executive stored Company information in any third-party cloud, email or internet service provider, Executive consents to the provider’s disclosure of such information to the Company.

4.    Non-Competition and Non-Solicitation Obligations. Executive agrees that the restrictions provided for in this Section 4 are reasonable and necessary for the protection of the Company’s trade secrets and other protectable interests, and that Executive’s obligations in Sections 1 – 3 are inadequate by themselves to protect the Company’s interests and prevent irreparable harm. The obligations created by this Section of the Agreement shall be referred to as the “Protective Covenants.”

4.1    Definitions.

(a)    “Competitor” means any person or entity, whether public or private and whether operating alone or as part of a larger organization, that: (i) is doing business in one or more cities or counties (or county-equivalents) where the Company or its Affiliates do business; and (ii) engages in a business, or is actively planning to engage in a business, that involves products or services that compete with any products or services of the Company or its Affiliates, existing or under demonstrable development during the Look-Back Period, and which remain a part of the Company’s or its Affiliate’s business (existing or under development) at the relevant time of enforcement. For purposes of the foregoing, the covered products and services are understood to include, at the time this contract is made, the following: collection, hauling, transfer, processing, disposal and/or recycling of refuse (hazardous or non-hazardous), environmental solutions and/or services, and any other services or products offered, conducted, authorized or provided by the Company or its Affiliates during the last two years of Executive’s employment. The Parties acknowledge that the foregoing list is illustrative only. Executive understands and accepts that the list may be expanded upon or reduced depending upon future developments in the Company’s or its Affiliate’s business, and Executive acknowledges that his or her employment with the Company will provide adequate notice of changes in the list of Company and Affiliate products and services applicable to him or her.

(b)    “Conflicting Services” refers to offering, providing, selling, managing or supervising services or activities on behalf of a Competitor that: (i) are the same as, or are substantially similar in function or purpose to those Executive offered, performed, supervised or managed for the Company or its Affiliates during the Look-Back Period; (ii) relate to products or services of a Competitor that compete with those products or services of the Company or its Affiliates (existing or under development) that Executive had involvement with or was provided Confidential Information about during the Look-Back Period; (iii) involve pursuing business with or accepting business from a customer of the Company or its Affiliate on behalf of a Competitor and to the detriment of the Company or its Affiliate; or (iv) otherwise involve the likely use or disclosure of Confidential Information by Executive. The foregoing applies to the intentional actions of Executive, whether done directly or through direction or control of others; in person or through telephonic, electronic, or other means of communication; or as a principal, owner, director, officer, agent, employee, partner, member, contractor or consultant.
(c)    “Covered Customer” is a customer of the Company or its Affiliates that Executive had material contact or dealings with on behalf of the Company or its Affiliates during the Look-Back Period.

A “customer of the Company” will be presumed to include any person or entity who is: (i) a purchaser of the Company’s or its Affiliate’s goods or services in the Look-Back Period with whom the Company or its Affiliates has a reasonable expectation of continued business activity; (ii) an active prospective purchaser of the Company’s or its Affiliate’s goods or services with whom the Company or its Affiliates has an ongoing business relationship or reasonable expectation of doing business based on communications with the person or entity during the Look-Back Period; or (iii) a buyer, broker, or comparable representative of a purchaser or prospective purchaser that qualifies as a customer under (i) or (ii) above.

“Material contact or dealings” will be presumed to exist with the customer of the Company if, during the Look-Back Period, the Executive: (i) had contact or dealings with the customer on behalf of the Company or its Affiliates; (ii) supervised or coordinated other Company or Affiliate employees in their dealings with the customer on behalf of the Company or its Affiliate; (iii) was provided Confidential Information related to the customer; or (iv) received credit or compensation (such as bonus, commission, or earnings) from the Company for business conducted with the customer.

(d)    “Covered Employee or Individual” shall mean, for purposes of this Agreement only, an individual that Executive works with or gains knowledge of as a result of Executive’s employment with the Company, provided such individual is either an: (i) employee of the Company or an Affiliate; or (ii) individual providing his or her personal services to the Company or an Affiliate in an individual capacity as an independent contractor.

(e)    “Facility” means the physical location of: (i) an office, workplace or other location where the Company or its Affiliates conduct business; (ii) a hauling/collection operation; or (iii) a post-collection operation (including, but not limited to, landfills, transfer stations, material recovery facilities, recycling facilities and compost facilities), owned, leased or operated at the relevant time of enforcement by the Company or its Affiliates; provided, however, that it was a facility owned, leased, operated, planned, or under development by the Company or its Affiliates, or is in a geographic area that Executive had access to Confidential Information about, during the Look-Back Period.

(f)    “Look-Back Period” means the last two (2) years of Executive’s employment with the Company, or whatever lesser period of time Executive has been employed at the Company if not employed for two (2) years or more, including any period of employment with a predecessor or Affiliate of the Company; or, if the foregoing is not enforceable, then such lesser period as the applicable court or arbitrator deems enforceable to protect the Company’s legitimate business interests.

(g)    “Restricted Area” means the geographic areas (by state, province, county, parish, or other means of identification used in the ordinary course of the Company’s business) that involve a protectable interest on behalf of the Company or its Affiliate that is related to Executive. Due to the nature of Executive’s position and the extensive Confidential Information Executive will have access to regarding the operations of the Company and its Affiliates everywhere the Company does business or has plans to do business, it shall be presumed that the Restricted Area includes all states, provinces, counties, parishes and other geographic areas where the Company or its Affiliates do business and were doing business (or had demonstrable plans to do business) in the United States and Canada during the Look Back Period so long as the Company continues to do business (or has demonstrable plans to do business) in such area during the Restricted Period. If, and only if, the foregoing is deemed unenforceable by a court or arbitrator, then (for purposes of that court or arbitrator’s jurisdiction only) the “Restricted Area” shall mean: the geographic areas that fall within a 50-mile radius of each Company or Affiliate Facility; or, if not enforceable, then such lesser area within the foregoing geography as the applicable court or arbitrator deems reasonable and enforceable under the circumstances. Executive stipulates that he or she will be exposed to Confidential Information and trade secrets related to all of the Company’s or its Affiliates’ Facilities as a result of Executive’s high-level position with the Company which makes the foregoing area reasonable.

(h)    “Restricted Period” means the period during Executive’s employment with the Company and a period of twenty-four (24) months after Executive’s employment with the Company ends; or, if the foregoing is not enforceable, then such lesser period as the applicable court or arbitrator deems enforceable to protect the Company’s legitimate business interests.

(i)    “Solicit” or “Soliciting” means to engage in acts or communications that are intended to, or can reasonably be expected to, induce or encourage a particular responsive action (such as buying a good or service or terminating a relationship), regardless of which party first initiates contact.
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4.2    Prohibition Against Competition.

    During the Restricted Period, Executive will not compete with the Company by providing Conflicting Services to a Competitor within the Restricted Area. This obligation shall be referred to as the “Noncompete.”

4.3    Prohibition Against Solicitation of Customers.

    During the Restricted Period, Executive will not, directly or through the direction or supervision of others: (i) Solicit or assist in Soliciting a Covered Customer on behalf of, or for the benefit of a Competitor; or (ii) otherwise knowingly encourage or cause (in whole or in part) a Covered Customer to stop or reduce business conducted with the Company or its Affiliates (except where such activity is authorized by the Company in the ordinary course of Executive’s employment with the Company and undertaken for the benefit of the Company or its Affiliate). If, and only if, required for enforcement under applicable law, the restriction in this paragraph shall be limited to business activities in or related to the Restricted Area. This obligation shall be referred to as the “Customer Nonsolicit.”
4.4    Prohibition Against Solicitation of Employees and Individuals.

    During the Restricted Period, Executive will not Solicit a Covered Employee or Individual: (a) to go to work for a Competitor; or (b) to end his or her relationship with the Company or its Affiliate unless such activity is authorized and undertaken in the ordinary course of Executive’s employment for the benefit of the Company or its Affiliate. This obligation shall be referred to as the “Employee Nonsolicit.”

5.    Obligation to Avoid Conflicts of Interest. During Executive’s employment with the Company, Executive agrees: (a) not to compete with the Company; (b) to notify the Company in writing of any business opportunities related to the business of the Company that are not already regularly identified in the ordinary course of Executive’s duties for the Company; and (c) to abide by the Company’s Conflicts of Interests policy, which includes not becoming involved, directly or indirectly, in a situation that a reasonable person would recognize to be a conflict of interest with the Company. If Executive discovers, or is informed by the Company, that Executive has become involved in a situation that is an actual conflict, likely conflict, or appears to be a conflict of interest, Executive will take immediate action to eliminate the conflict, including providing full and immediate disclosure to the Company in writing and complying with the Conflicts of Interests Policy. The Company’s determination as to whether a conflict of interest exists will be conclusive.

6.    Notice to New Employers. During the Restricted Period: (a) Executive agrees to provide a copy of this Agreement to any person or entity that proposes to employ or utilize the services of Executive (as an employee, consultant, independent contractor or otherwise) before accepting the proposed employment or work; and (b) if Executive accepts an offer of employment with any Competitor, Executive agrees to provide Company with notice of Executive’s acceptance before beginning active employment or work with the Competitor or within seven (7) days after Executive accepts the offer of employment, whichever is sooner. Executive agrees that the Company may notify third parties (such as a prospective employer of Executive) of this Agreement and provide an opinion regarding its application and enforcement without such action being the basis of any legal claim or complaint by Executive.

7.    Severability. Each of Executive’s obligations under this Agreement shall be construed as a separate and severable obligation except where this Agreement provides otherwise by expressly designating a provision as non-severable. If a court or arbitrator determines that a restriction in this Agreement cannot be enforced as written due to an overbroad characteristic (such as time, geography, or scope of activity covered), the Parties agree that the court or arbitrator shall nonetheless engage in partial enforcement of the restriction and/or reform any overbroad part of the restriction so that it may be enforced to the greatest extent legally enforceable. Executive must present clear and convincing evidence to overcome a presumption provided for in this Agreement. And, if a presumption used in this Agreement would make a restriction against Executive unenforceable, then it will be severed from the Agreement and shall not apply. If, despite the foregoing, any provision contained in this Agreement is determined to be void or unenforceable, in whole or in part, then the offending provision shall be stricken from this Agreement and other provisions of this Agreement will remain in full force and effect.

8.    Affiliates & Beneficiaries. As used herein, an “Affiliate” is any legal entity that, directly or indirectly, through one or more intermediaries, is owned or controlled by, or is under the common ownership and/or control of Republic Services, Inc., including but not limited to the Company’s subsidiaries and successors (if applicable). As used herein, references to Executive’s employment with the Company shall be understood to include any employment with an Affiliate that may occur. The Parties expect that some or all of the duties or responsibilities of the Company under this Agreement may be satisfied by an Affiliate. Accordingly, Executive acknowledges that the discharge of any duty or responsibility of the Company under this Agreement by one or more of its Affiliates discharges the Company’s duty or responsibility in that regard. Executive’s obligations under this Agreement will be owed to, and fully enforceable by the Company and any Affiliate with a material interest warranting protection.

9.    Injunctive Relief. If Executive violates or threatens to violate any of the restrictions placed on Executive by this Agreement, the Company shall be entitled to specific performance and temporary and permanent injunctive relief to enforce this Agreement in addition to any and all other legal and equitable relief available to the Company under applicable law. The Parties agree that the foregoing injunctive relief to enforce this Agreement is a reasonable and necessary remedy to prevent the irreparable harm that would result from Executive’s failure to comply with the restrictions in this Agreement.

10.    Survival. The restrictions applicable to Executive under this Agreement and the agreement to arbitrate in Section 19 below shall survive the termination of Executive’s employment in accordance with their terms, and shall remain in effect despite any change in position, title, duties, compensation, or other terms and conditions of Executive’s employment. The existence of a claim by Executive against the Company, whether predicated on this Agreement or otherwise, shall not relieve Executive of his or her obligations under this Agreement or make them unenforceable.

11.    Tolling. If a post-employment restriction with a time limit in this Agreement is violated by Executive, the time period applicable to the violated restriction will be extended by one day for each day Executive remains in violation of the restriction. This paragraph providing for an extension of post-employment time limits shall be referred to as the “Tolling Clause.”

12.    Successors and Assigns. This Agreement shall automatically inure to the benefit of the Company’s successors and assigns and may be enforced by the same without the need for any further agreement by Executive. Executive expressly consents to the assignment of this Agreement by the Company as part of any sale, merger, or other transaction related to the assets of the Company at the Company’s discretion. Executive’s rights and obligations under this Agreement are personal to Executive and may not be assigned by Executive.

13.    Waiver. The waiver by any party of a breach of any provision of this Agreement will neither operate nor be construed as a waiver of any subsequent breach. The Company’s decision not to pursue a breach of this Agreement by Executive (or the breach of any other Agreement by any other party), shall not relieve Executive of his or her obligations under this Agreement or create a waiver of the Company’s rights as to Executive or any other party. In order for a waiver to be effective against the Company, it must be in writing and signed by a duly authorized officer of the Company.

14.    Attorneys’ Fees and Costs. The Parties agree that, if Executive breaches or threatens to breach any term of this Agreement, the Company will be entitled to recover the attorneys’ fees, costs and expenses incurred in enforcing this Agreement if it is the prevailing party. The Company shall be deemed the “prevailing party” if it secures any relief enforcing the Agreement irrespective of whether some of the relief requested is also denied.

15.    Governing Law, Jurisdiction and Venue. This Agreement shall be governed, interpreted, and enforced in accordance with the laws of the State of Arizona; provided, however, that any agreement between the Parties to arbitrate claims shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. Additionally, the Parties agree that the courts situated in Maricopa County, Arizona will have personal jurisdiction over them to hear all disputes arising under or related to this Agreement that are not otherwise subject to arbitration and that venue for any court proceeding arising from or related to this Agreement will be proper only in Maricopa County, Arizona.

16.    Entire Agreement, No Oral Amendments. Except as otherwise provided for in this Agreement, the terms contained in this document are the entire agreement between the Parties regarding the matters covered in it. No amendment or waiver of, or modification of any obligation under, this Agreement will be enforceable unless specifically set forth in a writing signed by the Party against which enforcement is sought; provided, however, that the Company will have the right, through a written notice to Executive, to rescind (in whole or in part), or to reduce the boundaries of, any restriction applicable to Executive under this Agreement at its discretion at any time without the need for any further consent or agreement of Executive. The Parties are not relying upon any representations, understandings or agreements outside of this Agreement in making the decision to enter into it. This Agreement supersedes prior agreements between the Parties regarding the subject matter covered in it, and shall be considered the controlling agreement with respect to all such matters; provided, however, that this Agreement shall be interpreted to supplement and not replace or eliminate any restrictions placed on Executive as a condition of the receipt of benefits under a deferred or long term incentive compensation plan, equity participation plan, stock or stock option award agreements, or intellectual property transfer agreements, to the extent they apply.

17.    Protected Conduct. Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, U.S. Department of Labor, Securities Exchange Commission, Occupational Safety and Health Administration, or any other federal, state, or local governmental regulatory or law enforcement agency (“Government Agencies”); limits or affects Executive’s right to disclose or discuss an event Executive believes is a violation of law, discrimination, harassment (including but not limited to sexual harassment or sexual assault) or retaliation; prohibits Executive from sharing any such information with Executive’s personal legal counsel; or prohibits Executive from providing truthful testimony in a legal, administrative, or arbitral proceeding. Executive further understands that nothing in this Agreement limits Executive’s ability to communicate with any Government Agencies or otherwise participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to or approval from the Company. This Agreement also does not limit Executive’s right to receive an award for information provided to any Government Agencies. Executive is hereby provided notice that pursuant to the 2016 Defend Trade Secrets Act (DTSA): (a) no individual (consultant, contractor or employee) will be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (b) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

18.    At-Will Status. Unless Executive has a written employment agreement signed by a duly authorized officer of the Company that clearly and unequivocally provides otherwise, Executive’s employment with the Company is at-will, meaning that either the Company or Executive may terminate the employment relationship at any time, with or without cause or notice. Nothing in this Agreement shall be construed to create a contract of employment for a fixed or guaranteed term or to eliminate or create a limitation on any right that either one of the Parties would have to terminate the employment relationship between them absent this Agreement.

19.    Arbitration Agreement.

THE PURPOSE OF THE PARTIES IN THIS SECTION 19 (ARBITRATION AGREEMENT) IS TO ENSURE, TO THE FULLEST EXTENT ALLOWED BY LAW, THAT THE FINAL RESOLUTION OF ALL DISPUTES COVERED BY THIS AGREEMENT ARE DECIDED BY A SINGLE ARBITRATOR (“ARBITRATOR”) THROUGH INDIVIDUAL, FINAL AND BINDING ARBITRATION AND NOT BY WAY OF COURT OR JURY TRIAL.

If Executive has executed a separate Mutual Arbitration Agreement (a “MAA”) that creates an obligation to arbitrate claims between Executive and the Company then the terms of the separate MAA shall control as to all matters related to the arbitration obligations of the Company and Executive, including but not limited to any disputes related to this Agreement. If Executive has not executed a separate MAA, then the following Arbitration Agreement (“Arbitration Agreement”) applies:

19.1    For purposes of this Arbitration Agreement, any reference to the Company is intended to be broadly defined to include the entity or entities that Executive has applied for employment with and/or that employs or has employed Executive, as well as and including without limitation, Republic Services, Inc., and any parent companies, partners, subsidiaries, and affiliates. Except as otherwise provided in Section 19.5 (Excluded Claims) below, any claim or dispute (whether past, present, or future), that could otherwise be asserted in a court of law by either Party shall be resolved by arbitration in accordance with this Arbitration Agreement. This arbitration obligation includes, without limitation, the obligation to arbitrate all claims arising from or related to this Agreement or Executive’s application and selection for employment, employment, and/or separation of employment with the Company (including without limitation, claims based upon or related to discrimination, harassment, retaliation, defamation, breach of a contract or covenant, fraud, negligence, breach of fiduciary duty, trade secrets, unfair competition, compensation or any monies claimed to be owed, whistleblowing, tort claims, equitable claims, and all statutory and common law claims unless specifically excluded below). The forgoing reference to statutory claims includes, without limitation, claims arising under: the Fair Credit Reporting Act, Defend Trade Secrets Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981 (Section 1981), Americans With Disabilities Act, Age Discrimination in Employment Act, Older Workers Benefit Protection Act, Occupational Safety and Health Act, Family Medical Leave Act, Fair Labor Standards Act, Rehabilitation Act, Civil Rights Acts of 1866 and 1871, Civil Rights Act of 1991, Pregnancy Discrimination Act, Equal Pay Act, Genetic Information Non-Discrimination Act, Employee Retirement Income Security Act of 1974 (except for claims for employee benefits under any benefit plan sponsored by the Company and (a) covered by the Employee Retirement Income Security Act of 1974, or (b) funded by insurance), Affordable Care Act, Uniform Services Employment and Reemployment Rights Act, Worker Adjustment and Retraining Notification Act, Consolidated Omnibus Budget Reconciliation Act of 1985, False Claims Act, state statutes or regulations addressing the same or similar subject matters, and all other federal or state legal claims arising out of or relating to Employee’s employment or the termination of employment. Claims covered by this Arbitration Agreement include claims Executive may have against the Company, and/or its past, present, or future: (i) officers, directors, shareholders, employees, members, insurers, or agents; (ii) parents, subsidiaries, affiliates, franchisors, and d/b/as; (iii) benefit plans or the plans' sponsors, fiduciaries, administrators, affiliates or agents; and (iv) predecessors, successors or assigns. Any and all of the aforementioned individuals or entities may enforce this Arbitration Agreement as direct or third-party beneficiaries.

19.2    The arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the validity, scope, applicability, enforceability, or waiver of this Arbitration Agreement including, but not limited to any claim that all or any part of this Arbitration Agreement is void or voidable. However, the preceding sentence does not apply to any claims under the federal Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act, and it does not apply to the Class Action Waiver or PAGA Individual Action Requirement, each as further described below. Notwithstanding any other clause or language in this Arbitration Agreement and/or any rules or procedures that might otherwise apply because of this Arbitration Agreement (including without limitation the AAA Rules discussed below) or any amendments and/or modifications to those rules, any disputes about the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act and/or any claim that all or any portion of the Class Action Waiver and/or PAGA Individual Action Requirement is unenforceable, inapplicable, unconscionable, or void or voidable, will be resolved only by a court of competent jurisdiction and not by an arbitrator.

19.3    Except as otherwise provided for herein, the arbitration shall be conducted in accordance with the Employment Arbitration and Mediation Rules of the American Arbitration Association (“AAA Rules”). The AAA Rules are available via the internet at www.adr.org/employment or by using a search engine such as Google to search for “AAA Employment Arbitration Rules”. To the extent that the AAA Rules conflict with the Federal Arbitration Act (“FAA”) or this Agreement, the FAA and this Arbitration Agreement shall control. The Parties will select the neutral arbitrator by mutual agreement, who shall make disclosures to both Parties. If the Parties cannot mutually agree to an arbitrator, the Parties will proceed to selection of an arbitrator in accordance with Section 19.6.

19.4    Class Action Waiver. Both Executive and the Company agree to bring any dispute in arbitration on an individual basis only, and not on a class or collective action basis on behalf of others. This provision of the Arbitration Agreement is a “Class Action Waiver” that prohibits the Parties or any arbitrator from resolving any claim or dispute between them in a group, class, collective, or representative action, except by the mutual, written consent of the Parties. The arbitrator shall not have authority to preside over a group, class, collective or representative proceeding. In the event a final judicial determination is made that the Class Action Waiver is unenforceable and that a class, collective, and/or representative action may proceed notwithstanding the existence of this Agreement, the arbitrator is without authority to preside over a class, collective, or representative action and any such action must be brought in a court of competent jurisdiction—not in arbitration—but any portion of the Class Action Waiver that is enforceable shall be enforced in arbitration.
19.5    Excluded Claims. The following claims are not covered by this Arbitration Agreement: (i) claims for workers’ compensation benefits, state disability insurance benefits and unemployment compensation benefits, or benefits under any plan governed by ERISA (however, it applies to discrimination or retaliation claims based upon seeking such benefits); (ii) disputes that may not be subject to pre-dispute arbitration agreement as provided by the Sarbanes Oxley Act, 18 U.S.C. § 1514 or disputes that an applicable federal statute expressly states cannot be arbitrated or subject to a pre-dispute arbitration agreement; or (iii) disputes that may not be subject to a pre-dispute arbitration agreement under the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act (at the election of Employee); and (iv) any claims against a contractor that may not be the subject of a mandatory arbitration agreement as provided by section 8116 of the

Department of Defense Appropriations Act for Fiscal Year 2010 (Pub. L. 111-118), section 8102 of the Department of Defense Appropriations Act for Fiscal Year 2011 (Pub. L. 112-10, Division A), and their implementing regulations, or any successor Department of Defense appropriations act addressing the arbitrability of claims. Also not covered are claims brought in small claims court (or equivalent court in the state where Employee works or worked for Company), so long as such claims are brought only in that court. If any such claim is transferred or appealed to a different court, then this Agreement will apply and either Party may require arbitration of the claim. If any claim(s) not covered under this Agreement above are combined with claims that are covered under this Agreement, to the maximum extent permitted under applicable law, the covered claims will be arbitrated and continue to be covered under this Agreement.

Nothing in this Arbitration Agreement prevents Executive from making a report to or filing a claim or charge with a governmental agency, including without limitation, the Equal Employment Opportunity Commission, U.S. Department of Labor, Securities Exchange Commission, Occupational Safety and Health Administration, or applicable law enforcement agencies. And nothing in this Arbitration Agreement prevents the investigation by a government agency of any report, claim or charge otherwise covered by this Agreement. This Arbitration Agreement also does not prevent federal administrative agencies from adjudicating claims and awarding remedies, even if the claims would otherwise be covered by this Agreement. Nothing in this Arbitration Agreement prevents or excuses a Party from satisfying any conditions precedent and/or exhausting administrative remedies under applicable law before bringing a claim in Arbitration. This Arbitration Agreement also does not prevent or prohibit Executive in any way from reporting, communicating about, or disclosing claims for discrimination, harassment, retaliation, or sexual abuse.

Either Party may apply to a court of competent jurisdiction for and receive from a court temporary or preliminary injunctive relief (“Provisional Relief”) to enforce this Agreement without waiving the Parties’ obligation to arbitrate all matters of final relief but only upon the grounds that an award in arbitration may be rendered ineffectual without the Provisional Relief or on the grounds that the Provisional Relief requested is necessary to prevent irreparable harm, with the further understanding that (a) the court’s Provisional Relief will be temporary only and subject to modification or termination in any final award or relief rendered through arbitration, and (b) the arbitrator’s authority with respect to a final award or relief will remain subject to the limitations provided for in Section 19.2. Provisional Relief includes but is not limited to preliminary injunctive relief to enforce the covenants applicable to Executive under Sections 3 – 6 of this Arbitration Agreement. The court deciding Provisional Relief is authorized to consider the merits of the arbitrable controversy for the limited purpose of evaluating the elements of probable success and irreparable injury necessary for the requested Provisional Relief under controlling law. Nothing in this allowance of Provisional Relief shall be construed as a waiver of any right a Party may have or hereafter acquire to pursue any other remedies available to it for a breach or threatened breach, including recovery of damages. Nothing herein shall be construed to deprive the arbitrator of the power to issue temporary, preliminary, and permanent injunctive relief to enforce this Agreement subject to the limitations provided for in Section 19.2.

19.6    The Parties agree their mutual promises to arbitrate provide consideration for this agreement to arbitrate.

The arbitration proceeding will comply with the following:

(a)    A Party wishing to arbitrate a legal claim must make a written request for arbitration to the other Party and deliver it before the expiration of the statute of limitations applicable to the claim. The arbitrator shall resolve all disputes regarding the timeliness or propriety of the request for arbitration. Either Party may file a motion to dismiss and/or a motion for summary judgment consistent with the standards for such motions under the Federal Rules of Civil Procedure. The arbitration award may only provide for damages or relief that a court of law could award but remedies will be limited to those that would be available to a party in their individual capacity for the claims presented to the arbitrator. The award shall be issued in writing and state the essential findings and conclusions on which such award is based. Unless prohibited by applicable law (in which case the arbitration will be held in the county and state where Executive works or last worked), the arbitration proceeding will be conducted in Maricopa County, Arizona, or another mutually agreed upon location. Unless the Parties jointly agree otherwise, the arbitrator shall be either an attorney who is experienced in employment law and licensed to practice law in the state in which the arbitration is convened or a retired state or federal judge from any jurisdiction. Unless the Parties mutually select an arbitrator, the arbitrator shall be chosen by the AAA through a process of alternate strikes by the Parties. The AAA will give each Party a list of eleven (11) arbitrators (subject to the qualifications listed above) drawn from its panel of arbitrators. The Parties will strike names alternately from the list of common names, with the Party initiating the claim to strike first, until only one remains. The remaining person will be designated as the arbitrator. If for any reason, the individual selected cannot serve, AAA will issue another list of eleven (11) arbitrators and repeat the alternate striking selection process. If AAA will not administer the arbitration or will not administer the arbitration consistent with this Arbitration Agreement, either Party may apply to a court of competent jurisdiction with authority over the location where the arbitration will be conducted to appoint a neutral arbitrator, who shall act under this Agreement with the same force and effect as if he or she had been specifically named herein.
(b)    The decision and award shall be exclusive, final, and binding on the Parties, their heirs, executors, administrators, successors, and assigns. The Company will pay all costs and expenses unique to arbitration, including, without limitation, the arbitrator’s fees, except for the filing fees and costs that would have been required of Executive in a court proceeding if the claim is one initiated by Executive. Each Party agrees to pay their own respective attorneys’ fees, costs and expenses throughout the arbitration proceeding. The arbitrator may award attorneys’ fees, costs, and expenses at the conclusion of the arbitration and any other relief provided by law. Judgment on the arbitration award may be entered in any court having jurisdiction over the Parties.

19.7    The Parties agreement to arbitrate contained in this Section 19 shall be treated as a fully severable, mutual agreement to arbitrate that may be enforced independent from and as a separate agreement from the remainder of the Non-Competition, Non-Solicitation, Confidentiality, and Arbitration Agreement document in which it resides. Executive and the Company expressly agree and stipulate that the Federal Arbitration Act (“FAA”) (9 U.S.C. §§ 1 et seq.) will apply to and governs this Arbitration Agreement, which evidences a transaction involving commerce. If a court determines the FAA does not apply to a particular dispute or to one or both parties, the parties stipulate that the Delaware Uniform Arbitration Act (“DUAA”) will govern this Arbitration Agreement, unless otherwise prohibited by applicable law. If a court determines neither the FAA nor DUAA apply, the arbitration law of the jurisdiction where the arbitration will take place will apply. The decision of the arbitrator may be entered and enforced as a final judgment in any court of competent jurisdiction.

    20.    Notice. Executive acknowledges that Executive has been provided advance notice of the Agreement (the “Notice Period”); and, if Executive is signing/executing the Agreement before the expiration of any applicable Notice Period, Executive is doing so voluntarily and waiving Executive’s right to take the full notice period to consider the Agreement before doing so.

    21.    Electronic Signature. By providing Executive’s electronic signature below, Executive confirms that Executive has read and agrees to the terms of the Agreement and consents to the use of an electronic signature. Executive understands that Executive is indicating Executive’s intent to be legally bound by the terms of the Agreement as of the Effective Date through Executive’s electronic signature, which has the same legal effect as a handwritten signature. Executive has the right not to consent to receive and sign this Agreement electronically and may request that the Agreement be presented in written paper form by contacting Executive’s Human Resources or Talent Acquisition partner in writing and requesting that the Agreement be presented in paper form for handwritten signature.

Executive, intending to be legally bound, executes this Agreement as of the Effective Date.

                            EXECUTIVE

/s/ BRIAN DELGHIACCIO

Brian DelGhiaccio